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                                                                EXHIBIT 10(p)(2)

                            AIRCRAFT LEASE AGREEMENT


THIS AIRCRAFT LEASE AGREEMENT, dated as of November 12, 1998 (together with all supplements, annexes, exhibits and schedules hereto hereinafter referred to as the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION, with an office at 1787 SENTRY PARKWAY/WEST 16 SENTRY PARK/WEST, SUITE 200, BLUE BELL, PA 19422 (hereinafter called, together with its successors and assigns, if any, "LESSOR") and AUTOCAM CORPORATION , a corporation organized and existing under the laws of the State of Michigan with its mailing address and chief place of business at 4070 E. PARIS AVENUE , KENTWOOD, MI 49512 (hereinafter called "LESSEE").

                                   WITNESSETH:

I.   LEASING:

     (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the aircraft, including the airframe, engines and all appurtenant equipment (together hereinafter the "AIRCRAFT") described in Annex A.

     (b) The obligation of Lessor to purchase the Aircraft from the manufacturer or supplier thereof ("SUPPLIER") and to lease the same to Lessee hereunder shall be subject to the Commencement Date of the Lease, as that term is hereinafter defined in Section 11, occurring on or prior to the Last Delivery Date specified in Annex B, on the representations and warranties of Lessee contained herein being true and accurate as of the Commencement Date and further conditioned on receipt by Lessor, on or prior to the Commencement Date, of each of the following documents in form and substance satisfactory to Lessor: (i) a copy of this Lease executed by Lessee, (ii) unless Lessor shall have delivered its purchase order for such Aircraft or received a bill of sale for the Aircraft in the name of lessor (and in form and substance satisfactory to Lessor), the Purchase Document(s) Assignment and Consent in the form of annex C, with copies of the purchase order or other purchase documents attached thereto; (iii) copies of insurance policies or, at Lessor's option, such other evidence of insurance which complies with the requirements of Section X, (iv) evidence of an N number for the Aircraft together with an assignment of the rights thereto to Lessor;
(v) evidence that the Aircraft has been duly certified as to type and airworthiness by the Federal Aviation Administration ("FAA"); (vi) evidence that Lessor's designated FAA escrow agent (which may be FAA counsel) has received in escrow the executed bill of sale and AC Form 8050-1 Aircraft Registration Form (except for the pink copy which shall be available to be placed on the Aircraft upon acceptance thereof), and an executed duplicate of this Lease all in proper form for filing with the FAA; (vii) resolution of lessee authorizing this Lease in the form of annex D; (viii) a completed inspection and/or survey with respect to the Aircraft in accordance with the requirements set forth in the Certificate of acceptance; and (ix) such other documents as Lessor may reasonably request. Lessor's obligation to lease the Aircraft hereunder is further conditioned upon
(aa) the cost to Lessor of the acquisition of the Aircraft not exceeding the Capitalized Lessor's Cost stated on Annex A; (bb) upon delivery of the Aircraft, Lessee's execution and delivery to Lessor of a Certificate of Acceptance in the form of annex E; and (cc) filing of all necessary documents with, and the acceptance thereof by, the FAA.

     (c) Lessor hereby appoints Lessee its agent for inspection and acceptance of the Aircraft from the Supplier. Subject to the aforestated conditions, upon execution by Lessee of the Certificate of Acceptance, the Aircraft described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

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II.  TERM, RENT AND PAYMENT:

     (a) The rent ("RENT") payable hereunder and Lessee's right to use the Aircraft shall commence on the date of execution by Lessee of the Certificate of Acceptance ("COMMENCEMENT DATE"). The term ("TERM") of this Lease shall commence on the Commencement Date and shall continue, unless earlier terminated pursuant to the provisions hereof, until and including the Expiration Date stated in Annex B. If any Term is extended or renewed, the word "Term" shall be deemed to refer to all extended or renewal Terms, and all provisions of this Lease shall apply during any such extension or renewal Terms, except as may be otherwise specifically provided in writing.

     (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of Rent shall be in the amount, payable at such intervals and shall be due in accordance with the provisions of annex B. (Each payment of rent is hereinafter referred to as a "Rent Payment".) If one or more Advance Rent is payable, such Advance Rent shall be (i) set forth on Annex B and due in accordance with the provisions of annex B, and (ii) when received by Lessor, applied to the first Basic Term for Rent Payment as set forth on Annex B and the balance, if any, to the final Rent Payment(s), in inverse order of maturity. In no event shall any Advance Rent or any other Rent Payment be refunded to Lessee. If Rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents (50) per dollar on, and in addition to, the amount of such Rent but not exceeding the lawful maximum, if any.

III. RENT ADJUSTMENT:

     (a) The periodic rent payments in Annex B have been calculated on the assumption (which, as between Lessor and Lessee, is mutual) that the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("Effective Rate") will be thirty-five percent (35%) each year during the Term of this Lease.

     (b) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986 as amended (the "Code"), the Effective Rate is higher than thirty-five percent (35%) for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value divided by the difference between the new Effective Tax Rate (expressed as a decimal) and one (1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rental due in the year for which such adjustment is being made) less the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all subsequent years of the lease term). Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

     (c) Lessee's obligations under this Section Ill shall survive any expiration or termination of this Lease.

IV. TAXES AND FEES: Except as provided in Sections III and XV(c), Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against the Aircraft (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Lease (or any rentals or receipts hereunder), Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the Term of this Lease, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp, value added, customer duties, lending fees, airport charges, navigation services charges, route navigation charges or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). Lessee shall (a) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (b) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (c) on all reports or returns show the ownership of the Aircraft by Lessor, and (d) send a copy thereof to Lessor.

V. REPORTS: Lessee will provide Lessor with the following in writing within the time periods specified: (a) notice of tax or other lien which attaches to the Aircraft within ten (10) days of Lessee's obtaining knowledge of such attachment and such

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additional information with respect to the tax or lien forthwith upon request of
Lessor; (b) Lessee's balance sheet and profit and loss statement within ninety
(90) days of the close of each fiscal year of lessee, and any further financial information or reports, upon request; (c) notice to Lessor of the Aircraft's location, and the location of all information, logs, documents and records regarding or in respect to the Aircraft and its use, maintenance and/or condition, immediately upon request; (d) notice to Lessor of the relocation of the Aircraft's primary hangar location, ten (10) days prior to any relocation;
(e) notice of loss or damage to the Aircraft (which would cost more than the lesser of (i) ten percent (10%) of the original Capitalized Lessor's Cost or
(ii) $250,000 to repair or replace) within ten (10) days of such loss or damage;
(f) notice of any accident involving the Aircraft causing personal injury or property damage within ten (10) days of such accident; (g) copies of the insurance policies or other evidence of insurance required by the terms hereof, promptly upon request by Lessor; (h) copies of all information, logs, documents and records regarding or in respect to the Aircraft and its use, maintenance and/or condition, within ten (10) days of such request; (i) beginning on the first anniversary of the Commencement Date of this Lease and on each anniversary date thereafter, a certificate of the authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XII) or event which with notice or lapse of time (or both) would become such a default; 0) such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor's ownership of the Aircraft promptly upon request of Lessor; (k) copies of any manufacturer's maintenance service program contract for the airframe or engines, promptly upon request; (1) evidence of Lessee's compliance with FAA airworthiness directives and advisory circulars and of compliance with other maintenance provisions of Section VII hereof and the return provisions of Section XI, upon request of Lessor; and (in) such other reports as Lessor may reasonably request.

VI.  DELIVERY, REGISTRATION, USE AND OPERATION:

     (a) The Aircraft shall be delivered directly from the Supplier to Lessee unless the Aircraft is being leased pursuant to a sale leaseback transaction in which case Lessee acknowledges that it is in possession of the Aircraft as of the Lease Commencement Date.

     (b) Lessee, at its own cost and expense, shall cause the Aircraft to be duly registered in the name of Lessor under the Title 49, Subtitle VII of the United States Code, as amended (the "FAA ACT"), and shall not register the Aircraft under the laws of any other country.

     (c) The possession, use and operation of the Aircraft shall be at the sole risk and expense of Lessee. Lessee acknowledges that it accepts full operational control of the Aircraft. Lessee agrees that the Aircraft will be used and operated in compliance with any and all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the use or operation thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof. Lessee will not use or operate and will not permit the Aircraft to be used or operated in violation of any United States export control law. Lessee will operate the Aircraft predominantly in the conduct of its business and will not operate or permit the Aircraft to be operated (i) in a manner wherein the predominance of use during any consecutive twelve month period would be for a purpose other than transportation for Lessee, or in a manner, for any time period, such that Lessor or a third party shall be deemed to have "operational control" of the Aircraft, or (ii) for the carriage of persons or property for hire or the transport of mail or contraband. The Aircraft will, at all times be operated by duly qualified pilots holding at least a valid airline transport pilot certificate and instrument rating and any other certificate, rating, type rating or endorsement appropriate to the Aircraft purpose of flight, condition of flight or as other-wise required by the Federal Aviation Regulations ("FAR"). Pilots shall be employed and/or paid and contracted for by Lessee, shall meet all recency of flight requirements and shall meet the requirements established and specified by the insurance policies required hereunder and the FAA. The primary hangar location of the Aircraft shall be as stated in Annex B. Lessee shall not relocate the primary hangar location to a hangar location outside the United States.

     (d) AT ALL TIMES DURING THE TERM OF THE LEASE, THE AIRCRAFT WILL BE LOCATED AND USED SOLELY WITHIN THE CONTINENT OF NORTH AMERICA AND THE CARIBBEAN.
         (i) AT ALL TIMES DURING THE TERM OF THE LEASE, LESSEE AGREES NOT TO OPERATE OR LOCATE THE AIRCRAFT, OR SUFFER OR PERMIT THE AIRCRAFT TO BE OPERATED, LOCATED, OR OTHERWISE PERMITTED TO GO INTO OR OVER ANY AREA OF HOSTILITIES, ANY GEOGRAPHIC AREA WHICH IS NOT


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 COVERED BY THE INSURANCE POLICIES REQUIRED BY THIS LEASE, OR ANY COUNTRY OR
JURISDICTION FOR WHICH EXPORTS OR TRANSACTIONS ARE SUBJECT TO SPECIFIC RESTRICTIONS UNDER ANY UNITED STATES EXPORT OR OTHER LAW OR UNITED NATIONS SECURITY COUNCIL DIRECTIVE, INCLUDING WITHOUT LIMITATION: THE TRADING WITH THE ENEMY ACT, 50 U.S.C. APP. SECTIONS I ET SEQ., THE INTERNATIONAL EMERGENCY ECONOMIC POWERS ACT, 50 U.S.C. APP. SECTIONS 1701 ET SEQ., AND THE EXPORT ADMINISTRATION ACT, 50 U.S.C. APP. SECTIONS 2401 ET SEQ. OR TO OTHER WISE VIOLATE, OR SUFFER OR PERMIT THE VIOLATION OF, SUCH LAWS OR DIRECTIVES, LESSEE ALSO AGREES TO PROHIBIT ANY NATIONAL OF SUCH RESTRICTED NATIONS FROM OPERATING THE AIRCRAFT.

         (ii) Lessee represents and warrants that it does not on this date hold a contract or other obligation to operate the Aircraft in any of the following countries: Cuba, Iraq, Libya, Myanmar, North Korea, and the Federal Republic of Yugoslavia (Serbia and Montenegro).

         (iii) The engines set forth on Annex A shall be used only on the airframe described in Annex A and shall only be removed for maintenance in accordance with the provisions hereof

     (a) Lessee agrees ---, the Aircraft will be maintained in compliance with any and all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the maintenance thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof

     (b) Lessee shall maintain, inspect service, repair, overhaul and test the Aircraft (including each engine of same) in accordance with (i) all maintenance manuals initially furnished with the Aircraft including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, (ii) all mandatory or otherwise required "SERVICE BULLETINS" issued, supplied, or available by or through the manufacturer and/or the manufacturer of any engine or part with respect to the Aircraft, (iii) all airworthiness directives applicable to the Aircraft issued by the FAA or similar regulatory agency having jurisdictional authority, and causing compliance to such directives to be completed through corrective modification in lieu of operating manual restrictions, and (iv) all maintenance requirements set forth in Annex G hereto. Lessee shall maintain all records, logs and other materials required by the manufacturer thereof for enforcement of any warranties or by the FAA. All maintenance procedures required hereby shall be undertaken and completed in accordance with the manufacturer's recommended procedures, and by properly trained, licensed, and certificated maintenance sources and maintenance personnel, so as to keep the Aircraft and each engine in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, and so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the FAA.

     (c) Lessee agrees, at its own cost and expense, to (i) cause the Aircraft and each engine thereon to be kept numbered with the identification in serial number therefor as specified in Annex A; (ii) prominently display on the Aircraft that N number, and only that N number, specified in Annex A; (iii) notify Lessor in writing thirty (30) days prior to making any change in the configuration (other than changes in configuration mandated by the FAA), appearance and coloring of the Aircraft from that in effect at the time the Aircraft is accepted by Lessee hereunder, and in the event of such change or modification of configuration, coloring or appearance, to restore, upon request of Lessor, the Aircraft to the configuration, coloring or appearance in effect on the Commencement Date or, at Lessor's option to pay to Lessor an amount equal to the reasonable cost of such restoration. Lessee will not place the Aircraft in operation or exercise any control or dominion over the same until such Aircraft marking has been placed thereon. Lessee will replace promptly any such Aircraft marking which may be removed, defaced or destroyed.


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     (d) Lessee shall be entitled from time to time during the Term of this
Lease to acquire and install on the Aircraft at Lessee's expense, any additional accessory, device or equipment as Lessee may desire (each such accessory, device or equipment, an "ADDITION"), but only so long as such Addition (i) is ancillary to the Aircraft; (ii) is not required to render the Aircraft complete for its intended use by Lessee; (iii) does not alter or impair the originally intended function or use of the Aircraft; and (iv) can be readily removed without causing material damage. Title to each Addition which is not removed by Lessee prior to the return of the Aircraft to Lessor shall vest in Lessor upon such return. Lessee shall repair all damage to the Aircraft resulting from the installation or removal of any Addition so as to restore the Aircraft to its condition prior to installation, ordinary wear and tear excepted.

     (e) Any alteration or modification (each an "ALTERATION") with respect to the Aircraft that may at any time during the Term of this Lease be required to comply with any applicable law or any governmental rule or regulation shall be made at the expense of Lessee. Any repair made by Lessee of or upon the Aircraft or replacement parts, including any replacement engine, installed thereon in the course of repairing or maintaining the Aircraft, or any Alteration required by law or any governments] rule or regulation, shall be deemed an accession, and title thereto shall be immediately vested in Lessor without cost or expense to Lessor.

     (f) Except as permitted under this Section VII, Lessee will not modify the Aircraft or affix or remove any accessory to the Aircraft leased hereunder.

     (g) If the Aircraft is to be operated at any time under Part 135 with the prior written consent of Lessor, then the Aircraft shall be maintained and operated in accordance with the applicable Part 135 standards.

VIII.    LIENS, SUBLEASE AND ASSIGNMENT:

     (a) LESSEE SHALL NOT SELL, TRANSFER, ASSIGN OR ENCUMBER THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF, LESSOR'S TITLE OR ITS RIGHTS UNDER THIS LEASE AND SHALL NOT SUBLET, CHARTER OR PART WITH POSSESSION OF THE AIRCRAFT OR ANY ENGINE OR PART THEREOF OR ENTER INTO ANY INTERCHANGE AGREEMENT. Lessee shall not permit any engine to be used on any other Aircraft. Lessee shall keep the Aircraft each engine and any part thereof free and clear of all liens and encumbrances other than those which result from (i) the respective rights of Lessor and Lessee as herein provided; (ii) liens arising from the acts of Lessor; (iii) liens for taxes not yet due; and (iv) inchoate materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of business of Lessee for sums not yet delinquent or being contested in good faith (and for the payment of which adequate assurances in Lessor's judgment have been provided Lessor).

     (b) Lessor and any assignee of Lessor may assign this Lease, or any part hereof and/or the Aircraft subject hereto. Lessee hereby waives and agrees not to assert against any such assignee, or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.


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IX. LOSS, DAMAGE AND STIPULATED LOSS VALUE: Lessee hereby assumes and shall bear the entire risk of any loss, theft, confiscation, expropriation, requisition, damage to, or destruction of, the Aircraft, any engine or part thereof from any cause whatsoever. Lessee shall promptly and fully notify Lessor in writing if the Aircraft, or any engine thereto shall be or become worn out, lost stolen, confiscated, expropriated, requisitioned, destroyed, irreparably damaged or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "CASUALTY OCCURRENCES"). In the event that in the opinion of Lessor, a Casualty Occurrence has occurred which affects only the engine(s) of the Aircraft, then Lessee, at its own cost and expense, shall replace such engine(s) with an engine(s) acceptable to Lessor and shall cause title to such engine(s) to be transferred to Lessor for lease to Lessee hereunder. Upon transfer of title to Lessor of such engine(s), such engine(s) shall be subject to the terms and conditions of this Lease, and Lessee shall execute whatever documents or filings Lessor deems necessary and appropriate in connection with the substitution of such replacement engine(s) for the original engine(s). In the event that, in the opinion of Lessor, a Casualty Occurrence has occurred in respect to the Aircraft in its entirety, on the Rent Payment
Date next succeeding a Casualty Occurrence (the "PAYMENT DATE"), Lessee shall pay Lessor the sum of (a) the Stipulated Loss Value as set forth in Annex F calculated as of the Rent Payment Date immediately preceding such Casualty Occurrence; and (b) all Rent and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the Term of this Lease as to the Aircraft shall terminate and Lessor shall be entitled to recover possession of the salvage thereof

X. INSURANCE: Lessee shall secure and maintain in effect at its own expense throughout the Term hereof insurance against such hazards and for such risks as Lessor may direct. All such insurance shall be with companies satisfactory to Lessor. Without limiting the generality of the foregoing, Lessee shall maintain
(a) breach of warranty insurance, (b) liability insurance covering public liability and property, cargo and environmental damage, in amounts not less than fifty (50) million U.S. dollars for any single occurrence, (c) all-risk aircraft hull and engine insurance (including, without limitation, foreign object damage insurance) in an amount which is not less than the then Stipulated Loss Value, and (d) confiscation, expropriation and war risk insurance. All insurance shall name the Lessor as owner of the Aircraft and as loss payee and additional insured (without responsibility for premiums) and shall provide that any cancellation or substantial change in coverage shall not be effective as to the Lessor for thirty (30) days after receipt by Lessor of written notice from such insurer(s) of such cancellation or change, shall insure Lessor's interest regardless of any breach or violation by Lessee of any warranties, declarations or conditions in such policies, shall include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured, shall waive any right of set-off against Lessee or Lessor, and shall waive any rights of subrogation against Lessor. Such insurance shall be primary and not be subject to any offset by any other insurance carried by Lessor or Lessee. Lessee hereby appoints Lessor as Lessee's attomey-in-fact to make proof of loss and claim for and to receive payment of and to execute or endorse all documents, checks or drafts in connection with all policies of insurance in respect of the Aircraft. Any expense of adjusting or collecting insurance proceeds shall be home by Lessee. Upon the occurrence of a default hereunder, Lessor may, at its option, apply proceeds of insurance, in whole or in part to (i) repair the Aircraft or repair or replace any part thereof or (ii) satisfy any obligation of Lessee to Lessor hereunder.

XI.  RETURN OF AIRCRAFT:

     (a) On the date of expiration or termination of this Lease (the Return
Date), Lessee, at its own expense, will return the Aircraft and shall deliver all logs, loose equipment manuals and data associated with the Aircraft, including without limitation, inspection, modification and overhaul records required to be maintained with respect thereto under this Lease or under the applicable rules and regulations of the FAA and under the manufacturers recommended maintenance program, along with a currently effective FAA airworthiness certificate to Lessor to any location within the continental United States as Lessor shall direct. Lessee shall, upon request, assign to Lessor its rights under any manufacturer's maintenance service contract or extended warranty for the Aircraft any engine or part thereof All expenses for return of the Aircraft and delivery of the aforementioned logs, manuals and data shall be borne by Lessee. The Aircraft shall be returned in the condition in which the Aircraft is required to be maintained pursuant to Section VII hereof, but with all logos or other identifying marks of Lessee removed. Additionally, Lessee shall ensure that the Aircraft complies with all requirements and conditions set forth on Annex G hereto.


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     (b) Lessor shall arrange for the inspection of the Aircraft on the Return
Date to determine if the Aircraft has been maintained and returned in accordance with the provisions hereof. Lessee shall be responsible for the cost of such inspection and shall pay Lessor such amount as additional Rent within ten (10) days of demand for same. In the event that the results of such inspection indicate that the Aircraft any engine thereto or part thereof, has not been maintained or returned in accordance with the provisions hereof, Lessee shall pay to Lessor within ten (10) days of demand, as liquidated damages, the estimated cost ( "Estimated Cost") of servicing or repairing the Aircraft, engine or part. The Estimated Cost shall be determined by Lessor by obtaining two quotes for such service or repair work and taking the average of same. Lessee shall bear the cost, if any, incurred by Lessor in obtaining such quotes.

     (c) If Lessee fails to return the Aircraft on termination or expiration of the Term, Lessor shall be entitled to damages equal to the higher of (i) the Rent for the Aircraft, pro-rated on a per them basis, for each day the Aircraft is retained in violation of the provisions hereof, or (ii) the daily fair market rental for the Aircraft at termination or expiration, as applicable. Such damages for retention of the Aircraft after termination or expiration of the Term shall not be interpreted as an extension or reinstatement of the Term.

     (d) All of Lessor's rights contained in this Section shall survive the expiration or other termination of this Lease.

XII. EVENTS OF DEFAULT: The term "EVENT OF DEFAULT", wherever used herein, shall mean any of the following events under this Lease, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body: (a) Lessee shall fail to make any payment of Rent or any other sums payable hereunder within ten (10) days after the same shall become due; or (b) Lessee shall fail to keep in full force and effect insurance required under this Lease; or (c) Lessee shall or shall attempt to (except as expressly permitted by the provisions of this Lease) remove, sell, transfer, encumber, part with possession of, assign, charter or sublet the Aircraft, any engine or any part thereof, use the Aircraft for an illegal purpose, or permit the same to occur; or (d) Lessee shall fail to perform or observe any covenant condition or agreement not included within (a), (b) or (c) above which is required to be performed or observed by it under this Lease or any agreement, document or certificate delivered by Lessee in connection herewith, and such failure shall continue for twenty (20) days after written notice thereof from Lessor to Lessee; or (e) any representation or warranty made by Lessee in this Lease or any agreement, document or certificate delivered by Lessee in connection herewith or pursuant hereto shall prove to have been incorrect in any material respect when any such representation or warranty was made or given (or, if a continuing representation or warranty, at any material time); or (o Lessee or any guarantor or other obligor for any of the obligations hereunder (collectively "GUARANTOR") shall generally fail to pay its debts as they become due or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee or any Guarantor in any such proceeding, or Lessee or any Guarantor hereof shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law (other than a law which does not provide for or permit the readjustment or alteration of Lessee's obligations hereunder or the obligations of any guaranty hereto providing for the reorganization or liquidation of corporations, or providing for an agreement composition, extension or adjustment with its creditors; or (g) a petition is filed against Lessee or any Guarantor in a proceeding under applicable bankruptcy laws or other insolvency laws (other than any law which does not provide for or permit any readjustment or alteration of Lessee's obligations hereunder or the obligations of any guaranty hereof in each case), as now or hereafter in effect, and is not withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any law (other than any law which does not provide for or permit any readjustment or alteration of Lessee's obligations hereunder in each case) providing for reorganization or liquidation of corporations which may apply to Lessee or any Guarantor hereof, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or any Guarantor hereof or of any substantial part of any of such party's property and such jurisdiction, custody or control shall remain in force unrelinguished, unstayed or unterminated for a period of sixty (60) days; or (h) Lessee breaches or is in default under any other agreement by and between Lessor and Lessee; or (i) there is a material adverse change in the financial condition of Lessee or any Guarantor hereof from the time of execution hereof, or 0) there is any dissolution, termination of existence, merger, consolidation, change in controlling ownership, insolvency, or business failure of Lessee or any Guarantor hereof, or if Lessee or any Guarantor is a natural person, any death or incompetency of Lessee or such Guarantor.

XIII.    REMEDIES:

     (a) Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor may, at its option, at any time thereafter, exercise one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect: (i) demand that Lessee forthwith pay as liquidated damages, for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value of the Aircraft computed as of the Basic Rent Date immediately preceding such demand together with all Rent and other amounts due and payable for all periods up to and including the Basic Term Rent Date following the date on which Lessor made its demand for liquidated damages; (ii) demand that Lessee pay all amounts due for failure to maintain or return the Aircraft as provided herein and cause Lessee to assign to Lessor Lessee's rights under any manufacturer's service program contract or any extended warranty contract in force for the Aircraft; (iii) proceed by appropriate court action, either at law or in equity, to enforce the performance by Lessee of the applicable covenants ofthis Lease or to recover damages for breach hereof, (iv) by notice in writing terminate this Lease, whereupon all rights of Lessee to use of the Aircraft or any part thereof shall absolutely cease and terminate, and Lessee shall forthwith return the Aircraft in accordance with Section Xi, but Lessee shall remain liable as provided in Section XI; (v) request Lessee to return the Aircraft to a designated location in accordance with Section XI; (vi) enter the premises, with or without legal process, where the Aircraft is believed to be and take possession thereof, (vii) sell or other-wise dispose of the Aircraft at private or public sale, in bulk or in parcels, with or without notice, and without having the Aircraft present at the place of sale; (viii) lease or keep idle all or part of the Aircraft; (ix) use Lessee's premises for storage pending lease or sale or for holding a sale without liability for rent or costs; (x) collect from Lessee all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto; (xi) in the case of a failure of Lessee to comply with any provision of this Lease, Lessor may effect such compliance, in whole or in part, and collect from Lessee as additional Rent, all monies spent and expenses incurred or assumed by Lessor in effecting such compliance; and/or (xii) declare any Event of Default under the terms of this Lease to be a default under any other agreement between Lessor and Lessee.

     (b) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute.

     (c) Lessor shall have the right to any proceeds of sale, lease or other disposition of the Aircraft if any, and shall have the right to apply same in the following order of priorities: (i) to pay all of Lessor's costs, charges and expenses incurred in enforcing its rights hereunder or in taking, removing, holding, repairing, selling, leasing or otherwise disposing of the Aircraft; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (iii) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (iv) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (i) and (ii) forthwith.

     (d) Waiver of any Event of Default shall not be a waiver of any other or subsequent Event of Default. Lessor's effecting compliance in accordance with sub-section (a)(xi) hereof shall not constitute a waiver of an Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided for in this Lease.

XIV.     NET LEASE; NO SET-OFF, ETC:

This Lease is a net lease. Lessee's obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reduction of, or set-offs against said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Lease or otherwise. Nor shall this Lease terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, the Aircraft from whatsoever cause. It is the intention of the parties that Rent and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XV.      INDEMNIFICATION:

     (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort whether caused by the active or passive negligence of Lessor or otherwise, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of the Aircraft, the ownership of Aircraft during the Term of this Lease, and the delivery, lease, possession, maintenance, use, condition, return or operation of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement), or (ii) the condition of the Aircraft sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

     (b) Lessee hereby represents and warrants that (i) on the Commencement Date, the Aircraft will qualify for all of the items of deduction and credit specified in Annex B ("TAX BENEFITS") in the hands of Lessor (all references to Lessor in this Section XV include Lessor and the consolidated taxpayer group of which Lessor is a member), and (ii) at no time during the Term of this Lease will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Lessor or the provisions of this Lease), which will result in the disqualification of the Aircraft for, or recapture of, all or any portion of such Tax Benefits.

     (c) If as a result of a breach of any representation, warranty or covenant of the Lessee contained in this Lease (i) tax counsel of Lessor shall determine that Lessor is not entitled to claim on its federal income tax return all or any portion of the Tax Benefits with respect to any Aircraft or (ii) any such Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or (iii) any such Tax Benefit is recomputed or recaptured (any such determination, disallowance, adjustment, recomputation or recapture being hereinafter called a "LOSS"), then Lessee shall pay to Lessor, as an indemnity and as additional Rent such amount as shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yields and cash flows, computed on the same assumptions, including tax rates (unless any adjustment has been made under Section III hereof, in which case the Effective Rate used in the next preceding adjustment shall be substituted), as were utilized by Lessor in originally evaluating the transaction (such yields and flows being hereinafter called the "Net Economic Return") to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount.

     (d) All of Lessor's rights, privileges and indemnities contained in this Section shall survive the expiration or other termination of this Lease and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

XVI.     DISCLAIMER:

     LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE AIRCRAFT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES AND THAT LESSOR IS LEASING THE AIRCRAFT IN AN 'AS IS" CONDITION. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT LEASED HEREUNDER OR ANY COMPONENT THEREOF, OR ANY ENGINE INSTALLED THEREON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO CONDITION, AIRWORTHINESS, DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Aircraft, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Air-craft or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Aircraft. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the Term to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

XVII.    REPRESENTATIONS AND WARRANTIES OF LESSEE:

     Lessee hereby represents and warrants to Lessor that on the date hereof and at all times during the Term hereof

     (a) Lessee has adequate power and capacity to enter into, and perform under, this Lease and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Aircraft is or is to have its primary hangar location.

     (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

     (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

     (d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Aircraft pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Lease) to which Lessee is a party,

     (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Lease.
     (f) Each Balance Sheet and Statement of Income delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such Balance Sheet and Statement of Income, there has been no material adverse change.

     (g) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Lease) and Lessee is and will continue to be a "CITIZEN OF THE UNITED STATES" within the meaning of Section 40102(15) of the FAA. Lessee shall not consolidate, reorganize or merge with any other corporation or entity or sell, convey, transfer or lease all or substantially all of its property during the Term hereof

     (h) The chief executive office or chief place of business (as either of such terms is used in Article 9 of the Uniform Commercial Code) of Lessee is located at the address set forth above, and Lessee agrees to give Lessor prior written notice of any relocation of said chief executive office or chief place of business from its present location.

     (i) A copy of this Lease, and a current and valid AC Form 8050-1 will be kept on the Aircraft at all times during the Term of this Lease.

     (j) Lessee has selected the Aircraft manufacturer and vendor thereof, and all maintenance facilities required hereby.

     (k) Lessee shall maintain all logs, books and records (including any computerized maintenance records) pertaining to the Aircraft and engines and their maintenance during the Term in accordance with FAA rules and regulations.

     (l) Lessee shall not operate the Aircraft under Part 135 of the Federal Aviation Regulations without the prior written approval of Lessor.

     (m) Lessee shall notify the local Flight Standards District Office of the FAA forty-eight (48) hours prior to the first flight of the Aircraft under this Lease.

     (n) Throughout the Term of this Lease, Lessee will not use or operate and will not permit the Aircraft to be used or operated "predominately" outside the United States as that phrase is used in Section 168(g)(1)(A) of the Code.

XVIII.   EARLY TERMINATION:

     (a) On or after the First Termination Date (specified in Annex B), Lessee may, so long as no default exists hereunder, terminate this Lease upon at least ninety (90) days prior written notice to Lessor effective on the Rent Payment Date ("TERMINATION DATE") specified in such notice.

     (b) Lessee shall, and Lessor may, solicit cash bids for the Aircraft on an AS IS, WHERE IS basis without recourse to or warranty ftom Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall, (i) certify to Lessor any bids received by Lessee; and (ii) pay to Lessor, (a) the Termination Value (calculated as of the Termination Date) for the Aircraft; and
(b) all Rent and other sums due and unpaid as of the Termination Date. Neither Lessee nor its agents shall be permitted to bid.

     (c) Provided that all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Aircraft on an AS IS BASIS for cash to the highest bidder; and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value paid by Lessee. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

     (d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Aircraft. In that event, on the Termination Date Lessee shall: (i) return the Aircraft (in accordance with Section XI); and (ii) pay to Lessor all amounts required under Section XVIII(B) less the amount of the highest bid certified by Lessee to Lessor.]

XIX.     PURCHASE OPTION:

     (a) So long as no default exists hereunder and the lease has not been earlier terminated, Lessee may at Lease expiration, upon at least ninety (90) days, but not more than one hundred and eighty (180), days, prior written notice to Lessor, purchase the Aircraft on an AS IS BASIS for cash equal to its then Fair Market Value (plus all applicable sales taxes).

     (b) "FAIR MARKET VALUE" shall mean the price which a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Aircraft in an arm's-length transaction to a willing seller under no compulsion to sell; provided, however, that in such determination: (i) the Aircraft shall be assumed to be in the condition in which it is required to be maintained and returned under this Lease; (ii) in the case of any installed additions to the Aircraft, same shall be valued on an installed basis; and (iii) costs of removal of the Aircraft from the current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Value at least sixty (60) days before Lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

     (c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within fifteen (IS) days after Fair Market Value is determined (by agreement or appraisal).

XX.      EARLY PURCHASE OPTION:

     (a) Provided that the Lease has not been terminated and no default exists hereunder, LESSEE SHALL HAVE THE OPTION TO PURCHASE THE AIRCRAFT ON THE EARLY PURCHASE OPTION DATE INDICATED ON ANNEX B (the "PURCHASE OPTION DATE") FOR A PURCHASE PRICE EQUAL TO THE EARLY PURCHASE OPTION PRICE (the "OPTION PRICE") INDICATED ON ANNEX B. Lessor and Lessee agree that the Option Price is a reasonable prediction of the price that a willing buyer (who is neither a lessee in possession or a used aircraft dealer) would pay for the Aircraft on the Purchase Option Date in an arm's length transaction to a willing seller under no compulsion to sell.

     (b) LESSEE MAY EXERCISE SUCH OPTION ONLY BY GIVING NOTICE TO LESSOR AT LEAST 30 DAYS (BUT NOT MORE THAN 90 DAYS) PRIOR TO THE PURCHASE OPTION DATE.

     (c) On the Purchase Option Date, if Lessee has elected to purchase the Aircraft and no default has occurred and is continuing under the Lease or any other agreement between Lessee and Lessor:

     (i) Lessee shall pay to Lessor any rent and other sums due and unpaid on the Purchase Option Date; and

     (ii)Lessee shall purchase from Lessor, and Lessor shall sell to Lessee, the Aircraft on an AS IS, WHERE IS basis, without recourse to or warranty from Lessor (express or implied), for a consideration equal to the Option Price (together with any applicable sales taxes).]

XXI.     MISCELLANEOUS:

     (a) Unless and until Lessee exercises its rights under Sections XIX or XX above, nothing herein contained shall give or convey to Lessee any right, title or interest in and to the Aircraft except as a lessee under this Lease. Any cancellation or termination by Lessor, pursuant to the provisions of this Lease, or any supplement or amendment hereto, or the lease of any Aircraft hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

     (b) Time is of the essence of this Lease. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Lease may be filed as a written consent to a trial by the court. All notices required to be given hereunder shall be deemed adequately given if delivered in hand or sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Lease and any Annexes hereto constitute the entire agreement of the parties with respect to the subject matter hereof, and all Annexes referenced herein are incorporated herein by reference. NO VARIATION OR MODIFICATION OF THIS LEASE OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH PARTY HERETO.

     (c) Any Rent or other amount not paid to Lessor when due hereunder shall bear interest both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Lease which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

XXII.    TRUTH-LEASING:

     (a) LESSEE HAS REVIEWED THE AIRCRAFRS MAINTENANCE AND OPERATING LOGS SINCE ITS DATE OF MANUFACTURE AND HAS FOUND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS. LESSEE CERTIFIES THAT THE AIRCRAFT PRESENTLY COMPLIES WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS.

     (b) LESSEE CERTIFIES THAT LESSEE, AND NOT LESSOR, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE DURING THE TERM HEREOF. LESSEE FURTHER CERTIFIES THAT LESSEE UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

     (c) LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                     LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION        AUTOCAM CORPORATION

By: /s/ Nabila S. Mahimud                   By: /s/ Warren A. Veltman
Title: Risk Analyst                         Title: Treasurer

         AMENDMENT TO AIRCRAFT LEASE AGREEMENT DATED NOVEMBER 12, 1998
            BETWEEN GENERAL ELECTRIC CAPITAL CORPORATION AS LESSOR,
                       AND AUTOCAM CORPORATION AS LESSEE


This Amendment dated as of November 12, 1998 amends and modifies the above-referenced Aircraft Lease Agreement (the "Lease") and is hereby incorporated into the Lease as though set forth therein. All terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

A.       AMENDMENT TO AIRCRAFT LEASE AGREEMENT

SECTION I. LEASING

(b) Section I (b) is hereby deleted in its entirety and replaced with the following: "The obligation of Lessor to purchase the Aircraft from Lessee and to lease the same to Lessee hereunder shall be subject to the Commencement Date of the Lease, as that term is hereinafter defined in Section 11, occurring on or prior to the Last Delivery Date specified in Annex B, on the representations and warranties of Lessee contained herein being true and accurate as of the Commencement Date and further conditioned on receipt by lessor, on or prior to the Commencement Date, of each of the following documents in form and substance satisfactory to Lessor: (i) a copy of this Lease executed by Lessee, (ii) Bill of Sale in the form of Annex C, transferring Lessee's interest in the Aircraft to Lessor, (iii) copies of insurance policies or, at Lessor's option, such other evidence of insurance which complies with the requirements of Section X, (iv) evidence of Lessee's reservation of an N number for the Aircraft together with an assignment of the rights thereto to Lessor, (v) evidence that the Aircraft has been duly certified as to type and airworthiness by the Federal Aviation Administration ("FAA"), (vi) evidence that the FAA counsel has received in escrow the executed bill of sale and AC Form 8050-1 Aircraft Registration Form (except for the pink copy which shall be available to be placed on the Aircraft upon acceptance thereof), and an executed duplicate of this Lease all in proper form for filing with the FAA, (vii) resolution of Lessee authorizing this Lease in the form of Annex D, (viii) a completed survey with respect to the Aircraft in accordance with subsection (c) hereof, and (ix) such other documents as Lessor may reasonably request. Simultaneous with the execution of the Bill of Sale, Lessee shall also execute a Certificate of Acceptance in the form of Annex E, covering the Aircraft described in the Bill of Sale. Lessor's obligation to lease the Aircraft hereunder is further conditioned upon (aa) the cost to Lessor of the acquisition of the Aircraft not exceeding the Capitalized Lessor's Cost stated on Annex A,
         (bb) upon delivery of the Aircraft, Lessee's execution and delivery to Lessor of a Certificate of Acceptance in the form of Annex E, and (cc) filing of all necessary documents with, and the acceptance thereof, by the FAA.

(c) Section I (c) is hereby deleted in its entirety and replaced with the following: "Subject to the aforestated conditions, upon execution by Lessee of the Certificate of Acceptance, the Aircraft described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

SECTION III. RENT ADJUSTMENT

(b) Section Ill (b) will be amended by inserting the following after the last sentence in this Section: "If the Effective Rate is lower than 35% for 1998 or any subsequent year during the lease term, Lessee shall have the right, upon request to a decrease in the rent payments calculated in the same manner as described above. Lessor shall effectuate any decrease due pursuant to the section by (i) remitting the decreased rent payment to Lessee as a single additional sum or,
         (ii) crediting such decrease against the next rent payment and subsequent rent payments, or (iii) decreasing the periodic rent payments by an amount equal to the total decrease divided by the number of periodic rent payments remaining under the Lease, at its sole discretion. The decrease in rent payment will be effective on the later of (x) receipt of notice of (y) the first day of the year for which the rent adjustment is being made. After the initial rent adjustment, the rent adjustment shall be calculated in the manner set forth above whenever the Effective Rate Changes for the one used for the previous rent adjustment."

SECTION IV. TAXES AND FEES

The second sentence of Section IV is hereby amended by inserting the following, "(other than Lessor's Michigan Single Business Tax)" after "franchise," but before "stamp".

SECTION XXI. MISCELLANEOUS

(c) The first sentence in Section XXI (c) is hereby amended by deleting the words "eighteen percent (18%)" and replacing them with "twelve percent (12%)".

B.       MISCELLANEOUS

Except as expressly modified herein, all terms and provisions of the Lease shall remain in full force and effect. This Amendment shall not be binding nor effective with respect to the Lease of the Aircraft until executed by duly authorized representatives of Lessor and Lessee.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Amendment to be executed by their duly authorized representatives as of this 12th day of November, 1998.

LESSOR:                                     LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION        AUTOCAM CORPORATION

By: /s/ Nabila S. Mahimud                   By: /s/ Warren A. Veltman
Title: Risk Analyst                         Title: Treasurer

                                     ANNEX A

          DESCRIPTION OF AIRCRAFT, LESSOR'S COST, AND AIRCRAFT MARKINGS


I.       DESCRIPTION                                                                             COST:

     Cessna, Model Citation V 560 Aircraft which consists of the following                       $4,900,000.00
     components:


     (a) Airframe bearing FAA Registration Mark N80GE and Manufacturer's
     Serial No. 0187;

     (b)                               , (                       ) Pratt &
     Whitney JT15D-SA engines bearing Manufacturer's Serial Nos. PCE108382 and
     PCE 108383 respectively (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower);

     (c)                               , (                        )
                                         propellers bearing, respectively
     bearing, Manufacturer's Serial Nos. N/A and N/A, each being rated as follows:

     (d) Standard accessories and optional equipment and such other items fitted or installed on the Aircraft and set forth hereinafter:

     (e) Those items of Lessee Furnished Equipment described in a bill of sale or bills of sale therefor (copies of which are appended hereto), delivered by Lessee to Lessor which constitute appliances and equipment which will be installed on the Aircraft;

     (f) Sales Tax

     (g) Other

                                                     CAPITALIZED LESSOR'S COST                   $4,900,000.00


II.  AIRCRAFT MARKINGS (REFERENCED IN THE MAINTENANCE SECTION OF LEASE)

(a) Four-by-six inch plaque to be maintained in cockpit and affixed in conspicuous position stating:

             GENERAL ELECTRIC CAPITAL CORPORATION Owner and Lessor.
 AUTOCAM CORPORATION Lessee under a certain Lease dated as of November 12, 1998 has operational control of this aircraft.

(b) Similar markings shall be permanently affixed to each engine.

Initials:
   Lessee: /s/ WAV                          Lessor: /s/ NSM

                                     ANNEX B
                          DATED THIS NOVEMBER 12, 1998
                           TO AIRCRAFT LEASE AGREEMENT
                          DATED AS OF NOVEMBER 12, 1998

Lessor & Mailing Address:                                       Lessee & Mailing Address:
GENERAL ELECTRIC CAPITAL CORPORATION                            AUTOCAM CORPORATION
1787 SENTRY PARKWAY/WEST 16 SENTRY PARK/WEST, SUITE 200         4070 E. PARIS AVENUE
BLUE BELL, PA 19422                                             KENTWOOD, MI 49512

Capitalized terms not defined herein shall have the meanings assigned to them in the Aircraft Lease Agreement identified above.

A.       AIRCRAFT.

         Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Aircraft described on Annex A to the Lease.

B.       FINANCIAL TERMS.

         1.   Advance Rent (if any):                 (a) Amount:       $30,072.00.
                                                     (b) Due Date:     11/12/98
         2.   Capitalized Lessor's Cost:             $4,900,000.00.
         3.   Basic Term Commencement Date:          November 12, 1998
         4.   Basic Term:                            180 months.
         5.   First Basic Term Rent Date:            November 12, 1998
         6.   Basic Term Rent Dates:                 ________________________.
         7.   First Termination Date:                (36) months after the Basic Term Commencement Date.
         8.   Last Basic Term Rent Date:             ________________________.
         9.   Last Delivery Date:                    November 12, 1998.
         10.  Primary Hangar Location:               Kent County International Airport; Grand Rapids, MI
         11.  Supplier:                              Autocam Corporation.
         12.  Lessee Federal Tax ID No.:             38-2790152.
         13.  Early Purchase Option:                 Option Date: 84 months from the Basic Term Commencement Date
                                                     Option Price: $4,246,830.00

         14.  Expiration Date:                       November 11, 2013
         15.  Daily Lease Rate Factor:               84 @ .00020457; 96 @.00024719.
         16.  Basic Term Lease Rate Factor:

                                                     Factor                 Rental No.
                                                     .00613714              1-84
                                                     .00741571              85-180

C.       TAX BENEFITS.

         Depreciation Deductions:

         a. Depreciation Method: 200% declining balance method, switching to straight line method for the I st taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance.
         b.   Recovery Period: 5 YEARS.
         c.   Basis: 100% of Capitalized Lessor's Cost.

D.       TERM AND RENT.

         1. Interim Rent. For the period from and including the Commencement Date to the Basic Tenn Commencement Date ("INTERIM PERIOD"), Lessee shall pay as Rent ("INTERIM RENT") for each unit of Aircraft, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on N/A.

         2. Basic Term Rent. Commencing on November 12, 1998 and on the same day of each month thereafter (each, a "RENT PAYMENT DATE") during the Basic Term, Lessee shall pay as Rent ("BASIC TERM RENT") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of the Aircraft on this Annex B.

E.       INSURANCE.

         1.   Public Liability: $50,000,000.00 total liability per occurrence.
         2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Aircraft.

F.       ADDITIONAL MAINTENANCE REQUIREMENTS.

G.       AMENDMENTS TO LEASE.

Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Annex B is not binding or effective with respect to the Lease or Aircraft until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Annex B to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                                LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION                   AUTOCAM CORPORATION

By: /s/ Nabila S. Mahimud                              By: /s/ Warren A. Veltman
Name: Nabila S. Mahimud                                Name: Warren A. Veltman
Title: Risk Analyst                                    Title: Treasurer

                                                       ATTEST

                                                       By: /s/ Mark R. Scott
                                                       Name: Mark R. Scott


                                     ANNEX C

                                       TO
                            AIRCRAFT LEASE AGREEMENT
                          DATED AS OF NOVEMBER 12, 1998
                                  BILL OF SALE

AUTOCAM CORPORATION (the "SELLER"), in consideration of the sum of FOUR MILLION, NINE HUNDRED THOUSAND AND 00/100 DOLLARS ($4,900,000.00) plus sales taxes in the
amount of                       DOLLARS ($                 ) (if exemption from
sales tax is claimed, an exemption certificate must be furnished to Buyer herewith), paid by GENERAL ELECTRIC CAPITAL CORPORATION (the "BUYER"), receipt of which is acknowledged, hereby grants, set assigns, transfers and delivers to Buyer the equipment (the "EQUIPMENT") described in the above schedule (said schedule and related lease being collective referred to as "LEASE"), along with whatever claims and rights Seller may have agaitm the manufacturer and/or supplier of the Equipment (the "SUPPLIER" including but not limited to all warranties and representations. At Buyers request, Seller will cause Supplier to execute the attached Acknowledgement.

Buyer is purchasing the Equipment for leasing back to Seller pursuant to the Lease. Seller represents and wan-ants to Buyer that (1) Buyer will acquire by t terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever (2) Seller has the right to sell the Equipment; and (the Equipment has been delivered to Seller in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; a (4) the equipment has been accurately [awed, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with controlled (ozone-depleting) substance.

Seller agrees to save and hold harmless Buyer from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Buyer a consequence of the sale of the Equipment to Buyer.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale this 12th day of November, 1998.


                                     SELLER:

                                     AUTOCAM CORPORATION

                                     By: /s/ Warren A. Veltman

                                     Title: Treasurer

                                     ANNEX D

                                   CERTIFICATE

                CORPORATE LESSEE'S BOARD OF DIRECTORS RESOLUTION
              REGARDING AIRCRAFT LEASE AGREEMENT AUTHORIZATION AND
                             INCUMBENCY OF OFFICERS


         The undersigned hereby certifies that he is the.Assistant Secretary of AUTOCAM CORPORATION, a corporation validly existing and organized under the laws of the State of Michigan, which Corporation is presently subsisting and in good standing under the laws of such State and is duly qualified to conduct its business within the States of Michigan that the following is a true, accurate and compared transcript of resolutions duly adopted at a meeting of the Board of Directors of said Corporation duly held on the 24th day of July, 1998, at which meeting a quorum was present and that the proceedings were in accordance with the Articles and by-laws of said Corporation, and that said resolutions have not been amended, rescinded, modified or revoked, and are in full force and effect:

         "RESOLVED, that each of the officers of this Corporation, whose name appears below, or the duly elected or appointed successor in office of any or all of them, be and he hereby is authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver the Aircraft Lease Agreement dated as of November 12, 1998, with GENERAL ELECTRIC CAPITAL CORPORATION (hereinafter called "LESSOR") as Lessor and this Corporation as Lessee and providing for the leasing to (or sale and leaseback by) this Corporation of Aircraft; and (ii) further providing for this Corporation to execute and deliver any Annexes and supplements necessary to effectuate such Lease in such form and substance as may be agreed upon between Lessor and such ofricers or any of them as agent(s) of the Corporation; and (iii) to indemnify said Lessor against certain occurrences set forffi in the Lease; and

         FURTHER RESOLVED, that each officer of this Corporation is hereby authorized to do and perform all other acts and deeds that may be requisite or necessary to carry fully into effect the foregoing resolution; and

         FURTHER RESOLVED, that said Lessor is authorized to rely upon the aforesaid resolutions until receipt by it of written notice of any change, which changes of whatever nature shall not be effective as to said Lessor to the extent that it has theretofore relied upon the aforesaid resolutions in the above form."


    Treasurer                              Vice President

    (Signature) /s/ Warren A. Veltman      (Signature)
                                                      --------------------------

         I FURTHER CERTIFY that the duly elected officers of this Corporation named in the foregoing resolution continue to hold their respective offices and that the signature set below the name of each such officer is the true and correct signature of such officer.

IN WITNESS WHEREOF, I have set my hand and affixed the seal of said Corporation this 12th day of November, 1998.

(CORPORATE SEAL)


/s/ Rita A. Broekema
Assistant Secretary

                                     ANNEX F

                     STIPULATED LOSS AND TERMINATION VALUES

The Stipulated Loss and Termination Value of the Aircraft shall be the percentage of Capitalized Lessor's Cost of the aircraft set forth opposite the applicable rent payment.


                     CAPITALIZED LESSOR'S COST                                                $4,900,000.00


                  TERMINATION
                     VALUE           STIPULATED LOSS VALUE                         TERMINATION VALUE     STIPULATED LOSS VALUE
  RENTAL          PERCENTAGE             PERCENTAGE               RENTAL              PERCENTAGE              PERCENTAGE

    1              103.429                107.413                   91               84.046                  86.538
    2              103.437                107.403                   92               83.603                  86.078
    3              103.420                107.370                   93               83.160                  85.618
    4              103.400                107.334                   94               82.712                  85.154
    5              103.378                107.296                   95               82.264                  84.690
    6              103.347                107.247                   96               81.815                  84.224
    7              103.306                107.190                   97               81.362                  83.755
    8              103.255                107.122                   98               80.909                  83.285
    9              103.194                107.045                   99               80.454                  82.814
   10              103.131                106,965                  100               79.996                  82.339
   11              103.058                106.876                  101               79.535                  81.861
   12              102.976                106.777                  102               79.073                  81.382
   13              102.891                106.675                  103               78.609                  80.902
   14              102.796                106.564                  104               76.145                  80.421
   15              102.692                106.443                  105               77.680                  79.939
   16              102.585                106.319                  106               77.211                  79.454
   17              102.475                106.193                  107               76.741                  78.968
   18              102.359                106.061                  108               76.271                  78.481
   19              102.238                105.923                  109               75.797                  77.990
   20              102.110                105.779                  110               75.321                  77.498
   21              101.977                105.628                  111               74.845                  77.006
   22              101.840                105.476                  112               74.366                  76.510
   23              101.698                105.317                  113               73.883                  76.010
   24              101.550                105.152                  114               73.399                  75.510
   25              101.399                104.984                  115               72.914                  75.008
   26              101.242                104.811                  116               72.428                  74.506
   27              101.079                104.631                  117               71.942                  74.002
   28              100.913                104.449                  118               71.451                  73.496
   29              100.745                104.264                  119               70.960                  72.988
   30              100.573                104.076                  120               70.468                  72.479
   31              100.397                103,883                  121               69.972                  71.967
   32              100.218                103.687                  122               69.476                  71.454
   33              100.034                103.487                  123               68.978                  70.940
   34               99.848                103.284                  124               68.477                  70.422
   35               99.658                103.078                  125               67.973                  69.901



                  TERMINATION
                     VALUE           STIPULATED LOSS VALUE                         TERMINATION VALUE     STIPULATED LOSS VALUE
  RENTAL          PERCENTAGE              PERCENTAGE               RENTAL              PERCENTAGE              PERCENTAGE

    36              99.464                 102.867                  126                  67.467                  69.379
    37              99.268                 102.654                  127                  66.961                  68.856
    38              99.067                 102.437                  128                  66.454                  68.332
    39              98.863                 102.217                  129                  65.946                  67.807
    40              98.656                 101.993                  130                  65.434                  67.279
    41              98.447                 101.768                  131                  64.921                  66.750
    42              98.234                 101.538                  132                  64.407                  66.220
    43              98.017                 101.304                  133                  63.890                  65.686
    44              97.796                 101.067                  134                  63.372                  65.151
    45              97.571                 100.825                  135                  62.853                  64.616
    46              97.344                 100.581                  136                  62.331                  64.076
    47              97.113                 100.334                  137                  61.805                  63.534
    48              96.878                 100.082                  138                  61.278                  62.990
    49              96.640                  99.828                  139                  60.750                  62.446
    50              96.399                  99.570                  140                  60.221                  61.901
    51              96.153                  99.308                  141                  59.691                  61.354
    52              95.905                  99.044                  142                  59.158                  60.804
    53              95.655                  98.776                  143                  58.624                  60.254
    54              95.402                  98.507                  144                  58.089                  59.702
    55              95.147                  98.236                  145                  57.550                  59.147
    56              94.890                  97.962                  146                  57.010                  58.590
    57              94.631                  97.686                  147                  56.470                  58.033
    58              94.369                  97.407                  148                  55.926                  57.473
    59              94.105                  97.127                  149                  55.378                  56.909
    60              93.838                  96.844                  150                  54.830                  56.344
    61              93.569                  96.558                  151                  54.280                  55.778
    62              93.298                  96.270                  152                  53.730                  55.211
    63              93.025                  95.980                  153                  53.179                  54.643
    64              92.748                  95.688                  154                  52.624                  54.071
    65              92.470                  95.392                  155                  52.068                  53.499
    66              92.191                  95.097                  156                  51.512                  52.926
    67              91.911                  94.800                  157                  50.951                  52.349
    68              91.630                  94.503                  158                  50.390                  51.771
    69              91.349                  94.206                  159                  49.828                  51.193
    70              91.066                  93.906                  160                  49.263                  50.611
    71              90.782                  93.605                  161                  48.694                  50.025
    72              90.497                  93.304                  162                  48.124                  49.439
    73              90.210                  93.000                  163                  47.553                  48.851
    74              89.922                  92.695                  164                  46.981                  48.263
    75              89.633                  92.390                  165                  46.408                  47.673
    76              89.342                  92.083                  166                  45.832                  47.080
    77              89.049                  91.772                  167                  45.255                  46.487
    78              88.754                  91.462                  168                  44.676                  45.892


             TERMINATION                                                   TERMINATION      STIPULATED LOSS
                VALUE         STIPULATED LOSS VALUE                           VALUE              VALUE
  RENTAL     PERCENTAGE              PERCENTAGE         RENTAL             PERCENTAGE         PERCENTAGE
      79         86.460                      91.150        169                 44.095                45.294
      80         88.164                      90.838        170                 43.512                44.694
      81         87.869                      90.526        171                 42.928                44.094
      82         87.570                      90.211        172                 42.341                43.491
      83         87.272                      89.896        173                 41.751                42.883
      84         86.972                      89.580        174                 41.169                42.285
      85         86.670                      89.261        175                 40.595                41.694
      86         86.238                      88.813        176                 40.029                41.112
      87         85.805                      88.363        177                 39.472                40.538
      88         85.369                      87.910        178                 38.911                39.961
      89         84.929                      87.454        179                 38.359                39.392
      90         84.488                      86.996        180                 37.814                38.831



Initials:    /s/ NSM                             /s/ WAV
             Lessor                              Lessee